Exhibit 3.05

BCS/CD-700 (Rev. 04/01)

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES BUREAU OF COMMERCIAL SERVICES
Date Received MAY 21 2001	(FOR BUREAU USE ONLY) This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.	FILED MAY 21 2001 CIS Administrator BUREAU OF COMMERCIAL SERVICES

Name MICHIGAN RUNNER SERVICE IAV#/3502
Address 2285 S. Michigan Road
City Eaton Rapids, State Michigan Zip Code 48827		EFFECTIVE DATE:
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

B65-70A

ARTICLES OF ORGANIZATION

For use by Domestic Limited Liability Companies

(Please read information and instructions on last page)

Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned execute the following Articles:

ARTICLE I

The name of the limited liability company is: VC Aviation Services, LLC

ARTICLE II

The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

ARTICLE III

The duration of the limited liability company if other than perpetual is:

ARTICLE IV

1.	The street address of the location of the registered office is:

5500 Auto Club Drive, Dearborn , Michigan 48126
(Street Address) (City) (ZIP Code)

2.	The mailing address of the registered office if different than above:

, Michigan

(Street Address or P.O. Box)                                     (City)                                                                              (ZIP Code)

3.	The name of the resident agent at the registered office is: Stacy L. Fox

ARTICLE V (Insert any desired additional provision authorized by the Act: attach additional pages if needed)

Signed this 21st day of May, 2001 Visteon Corporation, its sole member

	By	/s/ Heidi Diebol-Hoorn
(Signature)
Heidi Diaboi-Hoom, Assistant Secretary

62.50 112763

GOLD SEAL APPEARS ONLY ON ORIGINAL

BCS/CD-520 (Rev. 12/03)

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH BUREAU OF COMMERCIAL SERVICES
Date Received	(FOR BUREAU USE ONLY) ADJUSTED TO AGREE WITH BUREAU RECORDS	ADJUSTED PURSUANT TO TELEPHONE AUTHORIZATION Per Sylvia
	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.	Tran Info:1 10989862-1 09/01/05 Chk#: 1440323 Amt: $5.00 ID: 86570A
FILED SEP 14 2005
Name Corporation Service Company Attn: Sylvia Queppet		Administrator
Address 2711 Centerville Road		Bureau of Commercial Services
City Wilmington, State DE Zip Code 19808		EFFECTIVE DATE:
Document will be returned to the name and address you enter above. If left blank Document will be mailed to the registered office.

CERTIFICATE OF CHANGE OF REGISTERED OFFICE AND/OR CHANGE OF RESIDENT AGENT

For use by Domestic and Foreign Corporations and Limited Liability Companies

(Please read information and instructions on reverse side)

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 162. Public Acts of 1982 (nonprofit corporations), or Act 23, Public Acts of 1993 (limited liability companies), the undersigned corporation or limited liability company executes the following Certificate:

1.	The name of the corporation or limited liability company is:
VC AVIATION SERVICES, LLC

2.	The identification number assigned by the Bureau is: B6570A

3.	a. The name of the resident agent on file with the Bureau is: Stacy L Fox

b.	The location of the registered office on file with the Bureau is:

One Village Center Dr Van Buren Twp , Michigan 48111
(Street Address) (City) (ZIP Code)

c.	The mailing address of the above registered office on file with the Bureau is:

, Michigan
(Street Address or P.O. Box) (City) (ZIP Code)

ENTER IN ITEM 4 THE INFORMATION AS IT SHOULD NOW APPEAR ON THE PUBLIC RECORD

4.	a. The name of the resident agent is: CSC–Lawyers Incorporating Service (Company)

b.	The address of the registered office is:

601 Abbott Road East Lansing , Michigan 48823
(Street Address) (City) (ZIP Code)

c.	The mailing address of the registered office IF DIFFERENT THAN 4B is:

, Michigan
(Street Address or P.O. Box) (City) (ZIP Code)

5.	The above changes were authorized by resolution duly adopted by: 1. ALL CORPORATIONS: its Board of Directors; 2. PROFIT CORPORATIONS ONLY: the resident agent if only the address of the registered office is changed, in which case a copy of this statement has been mailed to the corporation: 3. LIMITED LIABILITY COMPANIES: an operating agreement,affirmative vote of a majority of the members pursuant to Section 502(1), managers pursuant to section 405, or the resident agent if only the address of the registered office is changed.

6.	The corporation or limited liability company further states that the address of its registered office and the address of its resident agent, as changed are identical.

Signature	Type of Print Name and Title or Capacity	Date Signed
/s/ Mavreen Cullen	Maureen cullen, Authorized Person	08/22/2005

GOLD SEAL APPEARS ONLY ON ORIGINAL